UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2009 (February 28, 2009)

AdvanSource Biomaterials Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28034	04-3186647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

229 Andover Street, Wilmington, Massachusetts, 01887
(Address of Principal Executive Offices) (Zip Code)

(978) 657-0075
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Eric Walters, its former Vice President and Chief Financial Officer, on February 28, 2009 (the “Separation Date”).  Under the terms of the Separation Agreement, which supersedes the previous employment agreement entered into on April 3, 2006, and amended on July 10, 2007, and beginning on the Separation Date, Mr. Walters will: (i) receive a severance payment of approximately $114,500 to be paid over 34 weeks on regularly scheduled Company paydays, and (ii) be eligible for COBRA health benefits, which premiums will be paid by Mr. Walters and the Company for a period of 34 weeks in accordance with the Company’s health benefit contribution policies.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 28, 2009, the Board of Directors of AdvanSource Biomaterials Corporation (the “Company”) accepted the resignation of Mr. Eric G. Walters, Vice President and Chief Financial Officer of the Company, effective immediately, and entered into the Separation Agreement (See Item 1.01).

On March 3, 2009, the Board of Directors appointed David Volpe as Acting Chief Financial Officer.  Mr. Volpe, age 53, has over 22 years of experience in executive level financial management, business development, merger and acquisition, strategic turnaround, investor relations, and private and public financing.  From April 2003 through the date of his appointment as Acting Chief Financial Officer, Mr. Volpe was the strategic and financial advisor to the Company’s Chief Executive Officer and Chief Financial Officer, operating through Carmel Lake Ventures, LLC, Mr. Volpe’s privately-owned consulting firm.  From July 1999 through April 2003, Mr. Volpe was the Company’s Acting Chief Financial Officer.  In addition, Mr. Volpe held the position of Vice President of Strategic Development from April 2003 through December 2008 and Acting Chief Financial Officer from May 2001 through February 2003 for Implant Sciences Corporation.  In 2005, Mr. Volpe was appointed to the American Stock Exchange Listed Company Advisory Council and continues to serve as a member of the newly formed New York Stock Exchange Listed Company Advisory Council for small-cap companies.  From 1986 through 1991, Mr. Volpe was an Audit Manager at Price Waterhouse focusing his efforts on emerging growth, technology-based companies.  Mr. Volpe holds B.S. degrees in geology and accounting from the California State Universities at Northridge and Bakersfield, respectively.  The term of Mr. Volpe's appointment is until the earlier to occur of his resignation or other event of termination.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01.                   Regulation FD Disclosure

See Item 5.02 of this Form 8-K.

Item 9.01.                   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                      Description

10.1	Separation Agreement and General Release between Eric Walters and AdvanSource Biomaterials Corporation dated February 28, 2009.

99.1	Press Release of AdvanSource Biomaterials Corporation dated March 4, 2009.

The information included in this Current Report on Form 8-K (including the exhibit attached hereto) is being furnished under Item 7.01 “Regulation FD Disclosure” and Item 9.01 “Financial Statements and Exhibits” of Form 8-K.  As such, the information (including the exhibit) herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  This Current Report (including the exhibit attached hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANSOURCE BIOMATERIALS CORPORATION

By:  /s/ Michael F. Adams____
Michael F. Adams
President & CEO

Dated:  March 4, 2009

EXHIBIT INDEX

Exhibit No.                      Description

10.1	Separation Agreement and General Release between Eric Walters and AdvanSource Biomaterials dated February 28, 2009.

99.1	Press Release of AdvanSource Biomaterials Corporation dated March 4, 2009.